Exhibit 99.1
Thryv Grows SaaS Revenue in Second Quarter 2025,
Second Quarter Results Exceed Guidance

–Q2 SaaS Revenue Increased 48% Year-Over-Year
–Q2 SaaS Revenue (Ex-Keap) Increased 25% Year-Over-Year
–Reduced Term Debt by $26M, Lowering Required Amortization
–Company Raises Full Year 2025 Adjusted EBITDA Guidance

DALLAS, July 30, 2025 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business marketing and sales software platform, reported an increase in SaaS revenue of 48% year-over-year and achieved record SaaS Adjusted EBITDA margin in the second quarter of 2025.

Second Quarter Financial 2025 Highlights:
•SaaS revenue was $115.0 million, a 48% increase year-over-year
•SaaS revenue excluding Keap was $97.3 million, a 25% increase year-over-year
•Marketing Services revenue was $95.5 million, a 35% decrease year-over-year
•Consolidated total revenue was $210.5 million, a decrease of 6% year-over-year
•Consolidated net income was $13.9 million, or $0.31 per diluted share; compared to net income of $5.5 million, or $0.15 per diluted share, for the second quarter of 2024
•Consolidated Adjusted EBITDA was $51.2 million, representing an Adjusted EBITDA margin of 24.3%.
•SaaS Adjusted EBITDA was $23.4 million, representing an Adjusted EBITDA margin of 20.3%
•Total Marketing Services Adjusted EBITDA was $27.8 million, representing an Adjusted EBITDA margin of 29.2%
•Consolidated Gross Profit was $146.6 million
•Consolidated Adjusted Gross Profit1 was $150.7 million
•SaaS Gross Profit was $82.9 million, representing a Gross Margin of 72.1%
•SaaS Adjusted Gross Profit1 was $85.1 million, representing an Adjusted Gross Margin of 74.0%
1 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.

Recent Business Highlights
•SaaS clients increased 25% year-over-year to 106 thousand at the end of the second quarter of 2025. SaaS clients, excluding Keap, increased 8% year-over-year to 92 thousand
•Seasoned Net Revenue Retention2 was 103% for the second quarter of 2025, an increase of 900 bps year-over-year, excluding Keap
•SaaS monthly Average Revenue per Unit (“ARPU”)3 was $352 for the second quarter of 2025
•ThryvPay total payment volume was $90 million, an increase of 13% year-over-year

“We delivered a solid second quarter - exceeding our prior guidance and achieving strong top-line SaaS growth coupled with our highest SaaS Adjusted EBITDA margin to date,” said Joe Walsh, Thryv Chairman and CEO. “Equally important, we’ve now successfully navigated the pinch point of the Company’s SaaS transformation ahead of plan. The temporary increase in anticipated leverage, driven by revenue recognition timing in the Marketing Services business, is now behind us. With free cash flow expected to ramp in the second half of the year, leverage is positioned to decline, supporting greater financial flexibility and a stronger balance sheet."

Outlook
Based on information available as of July 30, 2025, Thryv is issuing guidance4 for the third quarter of 2025 and full year 2025 as indicated below:

	3rd Quarter	Full Year
(in millions)	2025	2025
SaaS Revenue	$116.0 - $117.0	$460.0 - $465.0
SaaS Adjusted EBITDA	$18.5 - $19.5	$70.5 - $73.5

	3rd Quarter	4th Quarter	Full Year
(in millions)	2025	2025	2025
Marketing Services Revenue	$84.0 - $85.0	$73.0 - $74.0	$323.0 - $325.0
Marketing Services Adjusted EBITDA	$22.0 - $23.0	$18.5 - $19.5	$78.5 - $80.5

Earnings Conference Call Information
Thryv will host a conference call on Wednesday, July 30, 2025 at 8:30 a.m. (Eastern Time) to discuss the Company's second quarter 2025 results.

2 Seasoned Net Revenue Retention is defined as net dollar retention excluding clients acquired over the previous 12 months as well as clients acquired in the Keap acquisition which closed on October 31, 2024. Revenue added to the SaaS segment as a result of the conversion of a Marketing Services product to a SaaS product is included in the calculation of Seasoned Net Revenue Retention for any client who, at the time Thryv converted a Marketing Services product to a SaaS product for that client, already had at least one SaaS product for at least one year. The revenue associated with the products upgraded by Thryv to SaaS for these clients increases SaaS revenue and Seasoned Net Revenue Retention at the time of conversion.
3 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month. This is a blended calculation and inclusive of the impact from the Keap acquisition.
4 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

For analysts to register for this conference call, please use this link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available at this link.

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenue	$210,470	$224,084	$391,841	$457,708
Cost of services	63,850	75,496	125,933	155,479
Gross profit	146,620	148,588	265,908	302,229

Operating expenses:
Sales and marketing	64,724	65,409	134,775	135,500
General and administrative	52,356	51,841	104,627	104,257
Total operating expenses	117,080	117,250	239,402	239,757

Operating income	29,540	31,338	26,506	62,472
Other income (expense):
Interest expense	(5,981)	(10,001)	(12,048)	(23,360)
Interest expense, related party	(2,971)	(2,174)	(5,977)	(2,174)
Other components of net periodic pension cost	(778)	(1,581)	(1,546)	(3,162)
Other income (expense)	2,557	(5,416)	2,949	(7,789)
Income before income tax expense	22,367	12,166	9,884	25,987
Income tax expense	(8,436)	(6,618)	(5,571)	(12,015)
Net income	$13,931	$5,548	$4,313	$13,972
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	(72)	67	(259)	(198)
Comprehensive income	$13,859	$5,615	$4,054	$13,774

Net income per common share:
Basic	$0.32	$0.15	$0.10	$0.39
Diluted	$0.31	$0.15	$0.10	$0.37

Weighted-average shares used in computing basic and diluted net income per common share:
Basic	43,744,144	36,004,324	43,579,171	35,818,549
Diluted	44,303,331	37,631,825	44,586,162	38,032,132

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$10,838	$16,311
Accounts receivable, net of allowance of $13,646 in 2025 and $13,051 in 2024	133,658	161,620
Contract assets, net of allowance of $47 in 2025 and $29 in 2024	2,665	2,127
Taxes receivable	7,136	6,218
Prepaid expenses	21,716	13,923
Deferred costs	10,772	8,402
Other current assets	2,282	2,119
Total current assets	189,067	210,720
Fixed assets and capitalized software, net	41,863	44,478
Goodwill	253,809	253,318
Intangible assets, net	29,804	34,259
Deferred tax assets	141,502	143,495
Other assets	31,659	25,895
Total assets	$687,704	$712,165

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,926	$13,011
Accrued liabilities	85,612	95,462
Current portion of unrecognized tax benefits	27,224	26,196
Contract liabilities	27,060	40,315
Current portion of Term Loan	5,250	7,875
Current portion of Term Loan, related party	3,500	5,250
Other current liabilities	5,326	8,151
Total current liabilities	157,898	196,260
Term Loan, net	134,862	146,885
Term Loan, net, related party	92,075	100,436
ABL Facility	39,916	23,891
Pension obligations, net	39,258	38,014
Other liabilities	8,811	9,759
Total long-term liabilities	314,922	318,985
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 71,703,175 shares issued and 43,926,392 shares outstanding at June 30, 2025; and 70,556,740 shares issued and 43,033,960 shares outstanding at December 31, 2024	717	706
Additional paid-in capital	1,290,326	1,272,476
Treasury stock - 27,776,783 shares at June 30, 2025 and 27,522,780 shares at December 31, 2024	(492,854)	(488,903)
Accumulated other comprehensive loss	(15,200)	(14,941)
Accumulated deficit	(568,105)	(572,418)
Total stockholders' equity	214,884	196,920
Total liabilities and stockholders' equity	$687,704	$712,165

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in thousands)	2025	2024
Cash Flows from Operating Activities
Net income	$4,313	$13,972
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,707	28,625
Amortization of deferred commissions	6,944	9,624
Amortization of debt issuance costs	1,648	2,255
Deferred income taxes	2,310	(24,060)
Provision for credit losses and service credits	9,020	12,179
Stock-based compensation expense	13,745	11,642
Other components of net periodic pension cost	1,546	3,162
(Gain) loss on foreign currency exchange rates	(2,787)	1,151
Loss on early extinguishment of debt	—	6,638
Other	38	(3,170)
Changes in working capital items, excluding acquisitions:
Accounts receivable	15,392	923
Contract assets	(537)	(5,210)
Prepaid expenses and other assets	(15,956)	(10,614)
Accounts payable and accrued liabilities	(20,515)	2,428
Other liabilities	(17,793)	(21,885)
Net cash provided by operating activities	19,075	27,660

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(14,855)	(16,230)
Acquisition of a business, net of cash acquired	(143)	—
Net cash used in investing activities	(14,998)	(16,230)

Cash Flows from Financing Activities
Proceeds from Term Loan	—	234,256
Proceeds from Term Loan, related party	—	109,444
Payments of Term Loan	(15,750)	(318,654)
Payments from Term Loan, related party	(10,500)	(4,339)
Proceeds from ABL Facility	206,317	230,079
Payments of ABL Facility	(190,292)	(260,924)
Debt issuance costs	—	(5,319)
Purchase of treasury stock	—	(499)
Other	165	5,442
Net cash used in financing activities	(10,060)	(10,514)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	592	(448)
(Decrease) increase in cash, cash equivalents and restricted cash	(5,391)	468
Cash, cash equivalents and restricted cash, beginning of period	17,760	20,530
Cash, cash equivalents and restricted cash, end of period	$12,369	$20,998

Supplemental Information
Cash paid for interest	$16,480	$24,378
Cash paid for income taxes, net	$3,373	$13,343

Segment Information
The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended June 30,		Change
(in thousands)	2025	2024	Amount	%
Revenue
SaaS	$115,005	$77,794	$37,211	47.8%
Marketing Services	95,465	146,290	(50,825)	(34.7)%
Total Revenue	$210,470	$224,084	$(13,614)	(6.1)%

Adjusted EBITDA
SaaS	$23,393	$10,165	$13,228	130.1%
Marketing Services	27,839	49,149	(21,310)	(43.4)%
Consolidated Adjusted EBITDA[5]	$51,232	$59,314	$(8,082)	(13.6)%

	Six Months Ended June 30,		Change
(in thousands)	2025	2024	Amount	%
Revenue
SaaS	$226,134	$152,116	$74,018	48.7%
Marketing Services	165,707	305,592	(139,885)	(45.8)%
Total Revenue	$391,841	$457,708	$(65,867)	(14.4)%

Adjusted EBITDA
SaaS	$34,208	$13,600	$20,608	151.5%
Marketing Services	37,925	99,828	(61,903)	(62.0)%
Consolidated Adjusted EBITDA[5]	$72,133	$113,428	$(41,295)	(36.4)%

5 Consolidated Adjusted EBITDA is equal to SaaS Adjusted EBITDA and Marketing Services Adjusted EBITDA. See Non-GAAP Measures below for a reconciliation of Consolidated Adjusted EBITDA to Net income.

The following tables set forth reconciliations of our SaaS revenue for the Company to SaaS revenue excluding Keap and Keap SaaS revenue:

	Three Months Ended June 30,
(in thousands)	2025	2024
Reconciliation of SaaS Revenue
SaaS Revenue	$115,005	$77,794
Less:
Keap SaaS Revenue	17,719	—
SaaS Revenue (excluding Keap)	$97,286	$77,794

	Six Months Ended June 30,
(in thousands)	2025	2024
Reconciliation of SaaS Revenue
SaaS Revenue	$226,134	$152,116
Less:
Keap SaaS Revenue	36,602	—
SaaS Revenue (excluding Keap)	$189,532	$152,116

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

We have included Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit because management believes they provide useful information to investors in gaining an overall understanding of our current financial performance and provide consistency and comparability with past financial performance. Specifically, we believe Adjusted EBITDA provides useful information to management and investors by excluding certain non-operating items that we believe are not indicative of our core operating results. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Gross Profit are used by management for budgeting and forecasting as well as measuring the Company’s performance. We believe Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Gross Profit provide investors with the financial measures that closely align with our internal processes.

We define Adjusted EBITDA (“Adjusted EBITDA”) as Net income (loss) plus Interest expense, Income tax expense, Depreciation and amortization expense, Restructuring and integration expenses, Stock-based compensation expense, and non-operating expenses, such as Other components of net periodic pension cost and certain unusual and non-recurring charges that might have been incurred. Adjusted EBITDA should not be considered as an alternative to Net income (loss) as a performance measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Gross Profit (“Adjusted Gross Profit”) as Gross profit adjusted to exclude the impact of Depreciation and amortization expense and Stock-based compensation expense.

Non-GAAP financial information has limitations as an analytical tool and is presented for supplemental informational purposes only. Such information should not be considered a substitute for financial information presented in accordance with U.S. GAAP and may be different from similarly-titled non-GAAP measures used by other companies.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA
Net income	$13,931	$5,548	$4,313	$13,972
Interest expense	8,952	12,175	18,025	25,534
Depreciation and amortization expense	10,191	14,072	21,707	28,625
Stock-based compensation expense (1)	6,008	6,353	13,745	11,642
Restructuring and integration expenses (2)	5,493	7,553	10,175	12,818
Income tax expense	8,436	6,618	5,571	12,015
Other components of net periodic pension cost (3)	778	1,581	1,546	3,162
Loss on early extinguishment of debt (4)	—	6,638	—	6,638
Other (5)	(2,557)	(1,224)	(2,949)	(978)
Adjusted EBITDA	$51,232	$59,314	$72,133	$113,428
(1)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(2)For the three and six months ended June 30, 2025 and 2024, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation. For more information on our restructuring and integration expenses, please see our Q2 2025 Quarterly Report on Form 10-Q.
(3)Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs.
(4)In connection with the debt refinancing completed on May 1, 2024, the Company recorded a Loss on early extinguishment of debt related to the write-off of certain unamortized debt issuance costs on the Company's Prior Term Loan and Prior ABL Facility. See Note 8, Debt Obligations, to our consolidated financial statements included in Part I, Item 1 in our Q2 2025 Quarterly Report on Form 10-Q for more information.
(5)Other primarily includes foreign exchange-related (income) expense.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended June 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$82,911	$63,709	$146,620
Plus:
Depreciation and amortization expense	2,118	1,754	3,872
Stock-based compensation expense	93	73	166
Adjusted Gross Profit	$85,122	$65,536	$150,658
Gross Margin	72.1%	66.7%	69.7%
Adjusted Gross Margin	74.0%	68.6%	71.6%

	Three Months Ended June 30, 2024
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$52,289	$96,299	$148,588
Plus:
Depreciation and amortization expense	1,877	3,989	5,866
Stock-based compensation expense	76	98	174
Adjusted Gross Profit	$54,242	$100,386	$154,628
Gross Margin	67.2%	65.8%	66.3%
Adjusted Gross Margin	69.7%	68.6%	69.0%

	Six Months Ended June 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$161,681	$104,227	$265,908
Plus:
Depreciation and amortization expense	4,716	3,381	8,097
Stock-based compensation expense	177	142	319
Adjusted Gross Profit	$166,574	$107,750	$274,324
Gross Margin	71.5%	62.9%	67.9%
Adjusted Gross Margin	73.7%	65.0%	70.0%

	Six Months Ended June 30, 2024
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$101,384	$200,845	$302,229
Plus:
Depreciation and amortization expense	3,581	8,061	11,642
Stock-based compensation expense	136	211	347
Adjusted Gross Profit	$105,101	$209,117	$314,218
Gross Margin	66.6%	65.7%	66.0%
Adjusted Gross Margin	69.1%	68.4%	68.7%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Net Income (Loss), Net Income (Loss) Margin, Adjusted EBITDA and Adjusted EBITDA Margin by our (i) SaaS business and (ii) Marketing Services business. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended June 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Revenue	$115,005	$95,465	$210,470
Net Income			13,931
Net Income Margin			6.6%
Adjusted EBITDA	23,393	27,839	51,232
Adjusted EBITDA Margin	20.3%	29.2%	24.3%

	Three Months Ended June 30, 2024
(in thousands)	SaaS	Marketing Services	Total
Revenue	$77,794	$146,290	$224,084
Net Income			5,548
Net Income Margin			2.5%
Adjusted EBITDA	10,165	49,149	59,314
Adjusted EBITDA Margin	13.1%	33.6%	26.5%

	Six Months Ended June 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Revenue	$226,134	$165,707	$391,841
Net Income			4,313
Net Income Margin			1.1%
Adjusted EBITDA	34,208	37,925	72,133
Adjusted EBITDA Margin	15.1%	22.9%	18.4%

	Six Months Ended June 30, 2024
(in thousands)	SaaS	Marketing Services	Total
Revenue	$152,116	$305,592	$457,708
Net Income			13,972
Net Income Margin			3.1%
Adjusted EBITDA	13,600	99,828	113,428
Adjusted EBITDA Margin	8.9%	32.7%	24.8%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: significant competition for our Marketing Services solutions and SaaS offerings, including from companies that use components of our SaaS offerings provided by third parties; our ability to maintain profitability; our ability to manage our growth effectively; our ability to transition our Marketing Services clients to our Thryv platform, maintain transitioned clients on that platform and sell them additional or upgraded products; sell our platform into new markets or further penetrate existing markets; our ability to maintain our strategic relationships with third-party service providers; internet search engines and portals potentially terminating or materially altering their agreements with us; our ability to keep pace with rapid technological changes and evolving industry standards; our SMBs clients potentially opting not to renew their agreements with us or renewing at lower spend; potential system interruptions or failures, including cybersecurity breaches, identity theft, data loss, unauthorized access to data or other disruptions that could compromise our information; our potential failure to identify suitable acquisition candidates and consummate such acquisitions; our ability to complete acquisitions and the successful integration of such acquisitions, including our acquisition of Keap, and any failure of an acquired business to achieve its plans and objectives or realize any expected benefit from any such acquisition; the potential loss of one or more key employees or our inability to attract and to retain highly skilled employees; our ability to maintain the compatibility of our Thryv platform with third-party applications; our ability to successfully expand our operations and current offerings into new markets, including internationally, or further penetrate existing markets; our potential failure to provide new or enhanced functionality and features; our potential failure to comply with applicable privacy, security and data laws, regulations and standards; potential changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; our potential failure to meet service level commitments under our client contracts; our potential failure to offer high-quality or technical support services; our Thryv platform and add-ons potentially failing to perform properly; our use of artificial intelligence in our business, and challenges with properly managing its use, could result in reputational harm, competitive harm, and legal liability; the potential impact of future labor negotiations; our ability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; rising inflation and our ability to control costs, including operating expenses;

general macro-economic conditions, including a recession or an economic slowdown in the U.S. or internationally; adverse tax laws or regulations or potential changes to existing tax laws or regulations; costs, liabilities and reputational harm resulting from regulatory investigations, including the subpoena from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”); volatility and weakness in bank and capital markets; and costs, obligations and liabilities incurred as a result of and in connection with being a public company as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv Holdings, Inc. (NASDAQ:THRY) is the provider of the leading sales and marketing platform designed to help small businesses attract new and repeat customers. Thryv software offers SMBs everything they need to manage day-to-day operations and grow efficiently. The platform’s AI-supported marketing and business automations help business owners save time, compete, and win. More than 100K businesses globally use Thryv software to connect with customers and run and grow their business. For more information, visit thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
cameron.lessard@thryv.com
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